UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 24, 2014

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco, CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced on February 27, 2014, Mr. Graham Smith intends to retire from his position as Executive Vice President and Chief Financial Officer of salesforce.com, inc. (the “Company”) on March 31, 2015 (the “Retirement Date”). Mr. Smith’s intended retirement is not related to any disagreement with the Company regarding any financial or other matters.

In connection with Mr. Smith’s pending retirement, the Company and Mr. Smith entered into a Transition Services Agreement (the “Agreement”) on February 27, 2014. Under the terms of the Agreement, Mr. Smith has agreed to continue to serve as the chief financial officer of the Company until the earlier of the Retirement Date or the date on which the Company’s board of directors decides that Mr. Smith will no longer serve in such capacity. Mr. Smith has also agreed to assist with transitioning the position and duties of the chief financial officer. During the transition period from the date of the Agreement until the Retirement Date, Mr. Smith will continue to receive his salary, target bonus, other employee benefits and vesting of his equity awards at the same levels and eligibility as immediately prior to the Agreement. In addition, if prior to the Retirement Date Mr. Smith is terminated by the Company for any reason other than “cause” as defined in the Agreement, or Mr. Smith resigns at the request of the Company if such request is not for “cause,” then Mr. Smith will receive (i) a lump sum payment of the remaining amount of his salary to the Retirement Date, (ii) group healthcare coverage to the Retirement Date, (iii) payment of 100% of his target bonus for the 2015 fiscal year and (iv) acceleration of vesting of the portion of his outstanding equity awards that would have vested had he remained employed through the Retirement Date. The terms of the Agreement provide for various qualifications with respect to these compensatory matters for Mr. Smith. The Agreement supersedes and replaces any other compensatory or severance arrangements between the Company and Mr. Smith except for the terms of Mr. Smith’s Change of Control and Retention Agreement which will continue to be effective until the Retirement Date.

On February 24, 2013, the Company’s board of directors appointed Joe Allanson, 50, to serve as the principal accounting officer for the Company. Mr. Allanson has served as the Company’s Senior Vice President, Chief Accountant and Corporate Controller since July 2011, and served in other finance management positions since joining the Company in August 2003. Mr. Allanson will continue to serve in his current roles in addition to serving as the Company’s principal accounting officer.

Mr. Allanson has no family relationships with any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2014	salesforce.com, inc.

/s/ Burke F. Norton
Burke F. Norton
Chief Legal Officer